The Hall Group

Certified Public Accountants

EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated January 31, 2007 on the financial statements of Kingdom Koncrete, Inc. Corporation as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005, and the inclusion of our name under the heading “Experts” in the Form SB-1 Registration Statement filed with the Securities & Exchange Commission.

/s/  The Hall Group, CPA’s

The Hall Group, CPA’s

Dallas, Texas

April 16, 2007